EXHIBIT 99.1

BROADRIDGE REPORTS FIRST QUARTER FISCAL YEAR 2020 RESULTS
Recurring Fee Revenues Rise 8%
Record Closed Sales of $38 million, up 103%
Broadridge Reaffirms Fiscal Year 2020 Guidance
NEW YORK, N.Y., November 6, 2019 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2019 of its fiscal year 2020. Results compared with the same period last year were as follows:

Summary Financial Results	First Quarter
Dollars in millions, except per share data	2020	2019	Change

Total revenues	$949	$973	(2)%
Recurring fee revenues	623	576	8%

Operating income	73	100	(27)%
Operating income margin	7.7%	10.3%

Adjusted Operating income - Non-GAAP	104	123	(16)%
Adjusted Operating income margin - Non-GAAP	10.9%	12.6%

Diluted EPS	$0.48	$0.64	(25)%
Adjusted EPS - Non-GAAP	$0.68	$0.79	(14)%

Closed sales	$38	$18	103%
“Broadridge reported solid first quarter results and is well-positioned to deliver a strong fiscal year 2020,” said Tim Gokey, Broadridge’s Chief Executive Officer. “Recurring revenues rose 8% and we generated record first quarter Closed sales. We also continued to make targeted M&A investments in each of our core franchises, further positioning us for long-term growth. As expected, event-driven revenues returned to normalized levels from last year’s record first quarter.

“We are reaffirming our fiscal year 2020 guidance, including recurring fee revenue growth of 8-10% and Adjusted EPS growth of 8-12%,” Mr. Gokey added. “Broadridge is well on-track to achieve our three-year objectives laid out at the 2017 Investor Day, including the high end of our Adjusted EPS objectives.”

Fiscal Year 2020 Financial Guidance - Unchanged

Recurring fee revenue growth	8-10%
Total revenue growth	3-6%

Operating income margin - GAAP	~15%
Adjusted Operating income margin - Non-GAAP	~18%

Diluted earnings per share growth	5-9%
Adjusted earnings per share growth - Non-GAAP	8-12%

Closed sales	$190-230M

Financial Results for the First Quarter Fiscal Year 2020 compared to the First Quarter Fiscal Year 2019

•	Total revenues decreased 2% to $949 million from $973 million in the prior year period.

◦	Recurring fee revenues increased 8% to $623 million from $576 million. The increase in recurring fee revenues includes 6pts of growth from acquisitions. Organic growth was 2%.

◦	Event-driven fee revenues decreased $37 million, or 48%, to $40 million, mainly from lower mutual fund proxy activity.

◦	Distribution revenues decreased $28 million, or 8%, to $313 million, primarily from the decrease in event-driven fee revenues.

•	Operating income was $73 million, a decrease of $27 million, or 27%. Operating income margin decreased to 7.7%, compared to 10.3% in the First Quarter 2019.

◦	Adjusted Operating income was $104 million, a decrease of $19 million, or 16%. Adjusted Operating income margin decreased to 10.9%, compared to 12.6% for the prior year period.

◦	The decreases in Operating income and Adjusted Operating income were primarily due to the decrease in event-driven fee revenues.

•	Interest expense, net was $13 million, an increase of $4 million, or 36%, primarily due to an increase in interest expense from higher borrowings.

•
The effective tax rate was 12.4% compared to 14.1% in the First Quarter 2019. The effective tax rate was impacted by discrete tax items, including excess tax benefits of $6 million, which declined from $7 million in the First Quarter 2019.

•	Net earnings decreased 27% to $56 million and Adjusted Net earnings decreased 15% to $80 million.

◦	Diluted earnings per share decreased 25% to $0.48, compared to $0.64 in the First Quarter 2019 and Adjusted earnings per share decreased 14% to $0.68, compared to $0.79 in the First Quarter 2019.

◦	The decreases in Diluted earnings per share and Adjusted earnings per share were primarily due to the lower event-driven fee revenues.

Segment and Other Results for the First Quarter 2020 compared to First Quarter 2019
The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Investor Communication Solutions (“ICS”)

•	ICS total revenues were $703 million, a decrease of $52 million, or 7%.

◦	Recurring fee revenues increased $12 million, or 4%, to $349 million. The increase was attributable to the combination of organic growth (2pts) and revenues from acquisitions (2pts).

◦	Event-driven fee revenues decreased $37 million, or 48%, to $40 million, mainly from lower mutual fund proxy activity compared to the First Quarter 2019.

◦	Distribution revenues decreased $28 million, or 8%, to $313 million, primarily from the decrease in event-driven activity.

•
ICS earnings before income taxes were $23 million, a decrease of $36 million, or 61%, primarily due to lower event-driven fee revenues more than offsetting the contribution from higher recurring fee revenues. Pre-tax margins decreased to 3.3% from 7.8%.

Global Technology and Operations (“GTO”)

•	GTO recurring fee revenues were $274 million, an increase of $36 million, or 15%. The increase was attributable to the combination of revenues from acquisitions (12pts) and organic growth (3pts).

•
GTO earnings before income taxes were $56 million, an increase of $10 million, or 21%, compared to $47 million in the prior year period. The increased earnings were primarily due to higher revenues from acquisitions, including software license sales, and higher organic revenues, partially offset by the impact of expenditures to implement and support new business. Pre-tax margins increased to 20.6% from 19.5%.

Other

•
Other Loss before income tax decreased 9% to $21 million from $23 million in the First Quarter 2019. The decreased loss was primarily due to an increase in investment gains and lower corporate expenses, partially offset by higher interest expense compared to the prior year period.

First Quarter 2020 Acquisitions
In September 2019, the Company acquired Financial Database Services, a provider of compensation management, compliance and advisor onboarding solutions for the wealth management industry. The acquisition expands Broadridge’s capabilities and technology solutions for the wealth management industry. Terms of the deal were not disclosed.
Second Quarter 2020 Acquisitions
Broadridge completed three acquisitions subsequent to September 30, 2019 with an aggregate purchase price of approximately $171 million.

•
Shadow Financial Systems, Inc.: In October 2019, the Company acquired Shadow Financial Systems, Inc., a provider of multi-asset class post-trade solutions for the capital markets industry. The acquisition builds upon Broadridge’s post-trade processing capabilities by adding a market-ready solution for exchanges, inter-dealer brokers and proprietary trading firms. In addition, the acquisition adds capabilities across exchange traded derivatives and cryptocurrency. The purchase price was approximately $39 million subject to normal closing adjustments.

•
Fi360, Inc.: In November 2019, the Company acquired Fi360, Inc., a provider of fiduciary and Reg BI solutions for the wealth and retirement industry, including the accreditation and continuing education for the Accredited Investment Fiduciary® (AIF®) Designation, the leading designation focused on fiduciary responsibility. The acquisition will enhance Broadridge’s existing retirement solutions by providing wealth and retirement advisors with fiduciary tools that will complement its Matrix trust and trading platform. The acquisition will also further strengthen Broadridge’s data and analytics tools and solutions suite that enable asset managers to grow their businesses by providing greater transparency into the retirement market. The purchase price was approximately $120 million subject to normal closing adjustments.

In October 2019, the Company also acquired Appatura Inc. Appatura’s technology and operational capabilities enable asset managers and other issuers to streamline the composition of regulatory and marketing communications, enabling greater consistency and accuracy in content through a more automated process, while meeting regulatory requirements. Terms of the transaction were not disclosed.

Earnings Conference Call
An analyst conference call will be held today, Wednesday, November 6, 2019 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 20, 2019, the recording will also be available by dialing 1-877-344-7529 passcode: 10136507 within the United States or 1-412-317-0088 passcode: 10136507 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, and (ii) Acquisition and Integration Costs. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities.

We exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company’s capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2020 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year 2019 (the “2019 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2019 Annual Report.
These risks include:

•	the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;

•
Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;

•	a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;

•	changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;

•	declines in participation and activity in the securities markets;

•	the failure of Broadridge’s key service providers to provide the anticipated levels of service;

•	a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;

•	overall market and economic conditions and their impact on the securities markets;

•	Broadridge’s failure to keep pace with changes in technology and demands of its clients;

•	Broadridge’s ability to attract and retain key personnel;

•	the impact of new acquisitions and divestitures; and

•	competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset and wealth managers and corporate issuers. Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than U.S.$7 trillion in fixed income and equity securities trades per day. Broadridge is part of the S&P 500® Index and employs over 11,000 full-time associates in 18 countries.
For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2019	2018
Revenues	$948.6	$972.8
Operating expenses:
Cost of revenues	727.5	739.0
Selling, general and administrative expenses	148.0	133.7
Total operating expenses	875.4	872.7
Operating income	73.1	100.1
Interest expense, net	(13.1)	(9.6)
Other non-operating income (expenses), net	3.8	(1.2)
Earnings before income taxes	63.8	89.3
Provision for income taxes	7.9	12.6
Net earnings	$55.9	$76.7

Basic earnings per share	$0.49	$0.66
Diluted earnings per share	$0.48	$0.64

Weighted-average shares outstanding:
Basic	114.4	116.4
Diluted	117.1	119.7

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	September 30, 2019	June 30, 2019
Assets
Current assets:
Cash and cash equivalents	$358.3	$273.2
Accounts receivable, net of allowance for doubtful accounts of $2.1 and $2.6, respectively	600.7	664.0
Other current assets	136.2	105.2
Total current assets	1,095.1	1,042.3
Property, plant and equipment, net	186.2	189.0
Goodwill	1,495.1	1,500.0
Intangible assets, net	546.8	556.2
Other non-current assets	896.9	593.1
Total assets	$4,220.1	$3,880.7
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$399.4	$—
Payables and accrued expenses	547.9	711.7
Contract liabilities	93.5	90.9
Total current liabilities	1,040.9	802.6
Long-term debt	1,368.8	1,470.4
Deferred taxes	96.0	86.7
Contract liabilities	154.7	160.7
Other non-current liabilities	416.3	232.8
Total liabilities	3,076.6	2,753.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: 650.0 shares authorized; 154.5 and 154.5 shares issued, respectively; and 114.6 and 114.3 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	1,131.1	1,109.3
Retained earnings	2,082.0	2,087.7
Treasury stock, at cost: 39.8 and 40.2 shares, respectively	(1,991.6)	(1,999.8)
Accumulated other comprehensive loss	(79.5)	(71.2)
Total stockholders’ equity	1,143.4	1,127.5
Total liabilities and stockholders’ equity	$4,220.1	$3,880.7

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Three Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities
Net earnings	$55.9	$76.7
Adjustments to reconcile net earnings to net cash flows used in operating activities:
Depreciation and amortization	20.5	21.2
Amortization of acquired intangibles and purchased intellectual property	28.1	21.9
Amortization of other assets	22.8	21.6
Stock-based compensation expense	11.8	10.7
Deferred income taxes	7.5	(1.4)
Other	(11.0)	(5.4)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease (increase) in Accounts receivable, net	63.8	(1.0)
Increase in Other current assets	(33.4)	(4.6)
Decrease in Payables and accrued expenses	(190.5)	(199.3)
Increase (decrease) in Contract liabilities	3.1	(4.0)
Non-current assets and liabilities:
Increase in Other non-current assets	(74.4)	(45.6)
Increase in Other non-current liabilities	9.4	13.6
Net cash flows used in operating activities	(86.4)	(95.5)
Cash Flows From Investing Activities
Capital expenditures	(14.1)	(8.7)
Software purchases and capitalized internal use software	(6.2)	(6.8)
Acquisitions, net of cash acquired	(48.1)	—
Other investing activities	(17.9)	(0.8)
Net cash flows used in investing activities	(86.3)	(16.3)
Cash Flows From Financing Activities
Debt proceeds	337.5	120.0
Debt repayments	(40.0)	(30.0)
Dividends paid	(55.4)	(42.5)
Purchases of Treasury Stock	—	(1.1)
Proceeds from exercise of stock options	18.5	7.6
Other financing activities	(2.5)	0.1
Net cash flows provided by financing activities	258.1	54.2
Effect of exchange rate changes on Cash and cash equivalents	(0.2)	(1.6)
Net change in Cash and cash equivalents	85.1	(59.3)
Cash and cash equivalents, beginning of period	273.2	263.9
Cash and cash equivalents, end of period	$358.3	$204.7

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended September 30,
	2019	2018
Revenues
Investor Communication Solutions	$702.6	$755.0
Global Technology and Operations	273.9	238.4
Foreign currency exchange	(28.0)	(20.7)
Total	$948.6	$972.8

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$23.0	$58.8
Global Technology and Operations	56.4	46.5
Other	(21.1)	(23.2)
Foreign currency exchange	5.6	7.1
Total	$63.8	$89.3

Pre-tax margins:
Investor Communication Solutions	3.3%	7.8%
Global Technology and Operations	20.6%	19.5%
Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended September 30,
Investor Communication Solutions	2019	2018	Change
Equity Proxy	$29.8	$31.0	(4)%
Mutual fund and exchange-traded funds (“ETF”) interims	65.3	57.8	13%
Customer communications and fulfillment	170.9	174.9	(2)%
Other ICS	83.2	73.4	13%
Total ICS Recurring fee revenues	349.2	337.1	4%

Equity and other	17.5	24.1	(27)%
Mutual funds	22.6	52.8	(57)%
Total ICS Event-driven fee revenues	40.1	76.9	(48)%

Distribution revenues	313.3	341.0	(8)%

Total ICS Revenues	$702.6	$755.0	(7)%

Global Technology and Operations
Equities and Other	$230.9	$198.4	16%
Fixed income	43.1	40.0	8%
Total GTO Recurring fee revenues	273.9	238.4	15%

Foreign currency exchange	(28.0)	(20.7)	35%
Total Revenues	$948.6	$972.8	(2)%

Revenues by Type
Recurring fee revenues	$623.2	$575.5	8%
Event-driven fee revenues	40.1	76.9	(48)%
Distribution revenues	313.3	341.0	(8)%
Foreign currency exchange	(28.0)	(20.7)	35%
Total Revenues	$948.6	$972.8	(2)%
Amounts may not sum due to rounding.

Note: The results for the Company’s Advisor Solutions services that were previously reported in our Investor Communication Solutions reportable segment are now reported within the Global Technology and Operations reportable segment. As a result, our prior period segment results have been revised to reflect this change in reporting segments.

Select Operating Metrics
(Unaudited)

	Three Months Ended September 30,
In millions	2019	2018	% Change

Closed Sales	$37.6	$18.5	103%

Record Growth[1]
Equity proxy	7%	14%
Mutual fund interims	1%	7%

Internal Trade Growth[2]
Equity	(7)%	19%
Fixed Income	19%	4%
Amounts may not sum due to rounding.

[1] Stock record growth and interim record growth measure the annual change in total positions eligible for equity proxies and mutual fund & ETF interims, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[2] Internal trade growth represents the growth in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2019	2018
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$73.1	$100.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	28.1	21.9
Acquisition and Integration Costs	2.5	0.9
Adjusted Operating income (Non-GAAP)	$103.7	$122.9
Operating income margin (GAAP)	7.7%	10.3%
Adjusted Operating income margin (Non-GAAP)	10.9%	12.6%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$55.9	$76.7
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	28.1	21.9
Acquisition and Integration Costs	2.5	0.9
Taxable adjustments	30.6	22.8
Tax impact of adjustments (a)	(6.5)	(5.0)
Adjusted Net earnings (Non-GAAP)	$80.0	$94.5

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.48	$0.64
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.24	0.18
Acquisition and Integration Costs	0.02	0.01
Taxable adjustments	0.26	0.19
Tax impact of adjustments (a)	(0.06)	(0.04)
Adjusted earnings per share (Non-GAAP)	$0.68	$0.79

Reconciliation of Free Cash Flow
Net cash flows used in operating activities (GAAP)	$(86.4)	$(95.5)
Capital expenditures and Software purchases and capitalized internal use software	(20.2)	(15.5)
Free cash flow (Non-GAAP)	$(106.7)	$(111.0)
(a) Calculated using the GAAP effective tax rate, adjusted to exclude excess tax benefits associated with stock-based compensation of $5.7 million in Q1 FY20 and $7.0 million in Q1 FY19. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.
Amounts may not sum due to rounding.

Fiscal Year 2020 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY20 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share (GAAP)	5% - 9% growth
Adjusted earnings per share (Non-GAAP)	8% - 12% growth

FY20 Adjusted Operating Income Margin (b)
Operating income margin % (GAAP)	~15%
Adjusted Operating income margin % (Non-GAAP)	~18%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding. Fiscal year 2020 Non-GAAP Adjusted earnings per share guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, net of taxes, of approximately $0.81 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Fiscal year 2020 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs of approximately $124 million.